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                                                                    EXHIBIT 21.1


SUBSIDIARIES OF THE COMPANY

National-Oilwell, L.P.                                          Delaware
NOW International, Inc.                                         Delaware
          National-Oilwell Canada Ltd.                          Canada
               TS&M Technical Sales & Maintenance Ltd.          Canada
          National Oilwell (U.K.) Limited                       UK
               Hitec Drilling & Marine Systems, Ltd.            UK
          National Oilwell de Venezuela C.A.                    Venezuela
          National-Oilwell Pte. Ltd.                            Singapore
          National-Oilwell Pty. Ltd.                            Australia
          Russell Sub-Surface Systems, Ltd.                     UK
          National Oilwell - Netherlands B.V.                   Holland
          NOW International Denmark ApS                         Denmark
          P.T. National Oilwell Indonesia                       Indonesia
Dreco Energy Services, Ltd.                                     Canada
          Dreco DHT, Inc.                                       Delaware
          Vector Oil Tool Ltd.                                  Canada
          Hitec Systems and Controls, Inc.                      Canada
          Dreco International Holdings, Ltd.                    Canada
          Dreco Limited (UK)                                    UK
National Oilwell DHT, L.P.                                      Delaware
National Oilwell Norway Holdings AS                             Norway
          National Oilwell Norway AS                            Norway
          Hitec AS                                              Norway
          Maritime Industry Services AS                         Norway
          National Oilwell-Hydralift AS                         Norway
          Hydralift ASA                                         Norway
          Hydralift Holding, Inc.                               Delaware
          Hydralift-AmClyde, Inc.                               Delaware
          Hydralift, Inc.                                       Delaware
          Hydraift France SAS                                   France
          Hydralift BLM SA                                      France
          Hydralift Holding (UK) Ltd.                           UK